UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)         November 11, 2018

APPLIED ENERGETICS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-14015	77-0262908
(Commission File Number)	(IRS Employer Identification No.)

2480 W Ruthrauff Road, Suite 140 Q, Tucson, Arizona	85705
(Address of Principal Executive Offices)	(Zip Code)

(520) 628-7415

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 – Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Effective November 11, 2018, the board of directors of Applied Energetics appointed John E. Schultz Jr. to serve as a member of the board of directors, filling the vacancy created by the departure of Mr. Tom Dearmin. Mr. Schultz brings a long affiliation with Wall Street, starting with the Pacific Stock Exchange in the 1970’s, joining Cruttenden Co, the predecessor of Roth Capital in the early 1980’s, before founding CSG Spectra, Inc., a risk analytics firm, in 1984. Mr. Schultz founded Oak Tree Asset Management Ltd. in 2000, and actively traded billions of dollars of securities in managed LLC’s during the early 2000’s. More recently, Mr. Schultz’s strong networks have emphasized outside the box investment opportunities and early stage new frontier private equity investment deals. Mr. Schultz has been a shareholder and friend of Applied Energetics since its public inception in 2004, and has an intimate knowledge of the company’s background, including its history and financials. Mr. Schultz has more recently served as a consultant to the company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

APPLIED ENERGETICS, INC.

By:	/s/ Bradford Adamczyk
Bradford Adamczyk,
Principal Executive Officer

Date: November 15, 2018